UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 13, 2011

CALIFORNIA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-483725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This current report on Form 8-K/A is being filed to amend the current report on Form 8-K filed by the Registrant on December 30, 2010 with the Securities and Exchange Commission (the “December Current Report”).  This amendment reports a second closing of the private placement offering of the Registrant’s Units described under Item 3.02 of the December Current Report.  The remainder of the information contained in the December Current Report (including the definitions therein) is incorporated herein by reference and not amended hereby.

Item 3.02	Unregistered Sale of Equity Securities.

On January 13, 2011, the Registrant held a second closing of the Offering pursuant to which the Registrant sold an additional 3,000,000 Units for a total price of $75,000.  As described in the December Current Report, each Unit consists of one share of the Company’s Common Stock and an 18-month Warrant to purchase one-half share of the Company’s Common Stock at an exercise price of $.12 per whole share.  As of January 13, 2011, the Registrant sold a total of 61,478,258 Units for a total price of $1,536,956.45.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1*	Press Release issued on December 28, 2010

10.1*	Form of Subscription Agreement with respect to the Common Stock of the Registrant and each Investor in the Offering.

10.2*	Form of Warrant issued to each Investor in the Offering.

10.3*	Form of Subscription Agreement with respect to the Series A Convertible Stock of the Registrant issued to each Investor in the Offering.

10.4	Certificate of Amendment to Amended and Restated Articles of Incorporation.

10.5*	Certificate of Designation.

10.6*	Subscription Agreement Addendum.

________
*Filed with the Securities and Exchange Commission on December 22, 2010, as an exhibit to the Registrant’s current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA GOLD CORP.

Date:	January 14, 2011	By:	/s/ James D. Davidson
		Name:	James D. Davidson
		Title:	President